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                                                                   EXHIBIT 10.36

PNC LEASING CORP                                                         PNCBANK
Pittsburgh, Pennsylvania

SCHEDULE OF LEASED EQUIPMENT                         Schedule Number:  00931-002
(First Amendment Tax Lease)                     Master Lease Agreement No.:  931
                                  Master Lease Agreement Date:  October 11, 1996


LESSEE:   Whiteford Foods Venture, L.P.                   SUPPLIER: Various-
          770 North Center                                Refer to Supplement to
          Versailles, OH 45380                            Schedule of Leased
                                                          Equipment attached
                                                          hereto and made a part
                                                          hereof.

1. SCHEDULE. This Schedule of Lease Equipment ("Schedule") is hereby made a part of the Lease referenced above between the undersigned Lessor and the undersigned Lessee. All terms and conditions of said Lease are incorporated herein by reference.

2. EQUIPMENT. The Equipment which is subject to the Lease is described on the supplement attached hereto and incorporated herein ("Supplement"), and includes all cash and non-cash proceeds and products (including without limitation insurance proceeds) of the Equipment, and all additions and accessions thereto, substitutions therefor and replacements thereto.

3. TITLE OF EQUIPMENT. At Lessee's request, Lessor has purchased the Equipment as a buyer in the ordinary course of business for value. Title to the Equipment leased hereunder shall remain with the Lessor at all times. Lessee shall have no right, title or interest in or to Equipment except as expressly set forth in the Lease.

4. EQUIPMENT LOCATION. The Equipment shall be located at the address stated in Supplement and shall not be removed without Lessor's prior written consent.

5. INTERIM RENTAL TERM. The interim rental term of the Lease as respects the Equipment described herein shall commence on the date of Lessor's first advance of funds for the purchase of the Equipment and shall terminate on the day before the commencement of the base lease term.

6. INTERIM RENT. Interim rent shall be calculated at the Bank's Prime Rate of interest on the amount funded by Lessor from time to time, for the number of days outstanding from each funding date until the lease commencement date ("Interim Rent"), plus applicable taxes, if any. Interim Rent shall be due and payable monthly during the interim rental term, upon receipt by Lessee of Lessor's invoice therefor.

7. LEASE TERM. The base term of the Lease as respects the Equipment is set forth in the Supplement.

8. RENT. The Lessee agrees to pay basic rent for the Equipment in the amount and on the dates set forth in Supplement, plus applicable taxes, if any.

9. DEPRECIATION RECOVERY PERIOD. For purposes of Sections 168(e)(3) and 168(c) of the Code (as defined hereafter), the Equipment constitutes five
     (5) year recovery property.

10.  TAX INDEMNIFICATION.
     (a) TAX ASSUMPTIONS. This Lease has been entered into on the basis that Lessor is entitled to such federal, state and local income tax deductions, credits and other benefits (the "Tax Benefits") as are provided to an owner of property including, without limitation: (A) the Recovery Deductions (as defined herein); and (B) the interest deduction under the Internal Revenue Code of 1986, as amended (the "Code") in the full amount of any interest paid or accrued by Lessor, using Lessor's method of tax accounting, for any indebtedness incurred by Lessor in financing its purchase of the Equipment (the "Interest Deductions").

                                     Page 1 of 4

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     (b) TAX REPRESENTATIONS.  Lessee represents and warrants to Lessor (the
     "Tax Representations") that: (A) for purposes of Sections 168(e)(3) and 168(c) of the Code, each Item of Equipment constitutes an asset described in the "property class" and "applicable recovery period" as designated herein in paragraph 9; (B) the Lessor shall be entitled to claim federal, state and local depreciation deductions (the "Recovery Deductions") which are based upon, and will fully recover, the total cost of each Item of Equipment, including, for federal income tax purposes, modified accelerated cost recovery system deductions computed pursuant to Code Section 168(b)(1)(A) and (B) and 168(e)(3) based upon 100% of Lessor's original cost of each Item of Equipment; (C) each Item of Equipment is not "limited use property" within the meaning of Revenue Procedure 76-30 (1976-2 Cum. Bull. 647), and no improvements, changes, additions, or alterations made by or at the request of Lessee will cause such Item of Equipment to be "limited use property"; (D) this Lease, including any and all Schedules, constitutes a "true lease" for federal, state and local income tax purposes and Lessor will be the "true owner" of each Item of Equipment entitled to claim the Recovery Deductions and other Tax Benefits anticipated by Lessor hereunder; (E) each Item of Equipment is reasonably estimated to have an economic useful life of at least 125% of the initial term of the Lease and have an economic value of at least 20% of Lessor's original cost of the Item of Equipment at the expiration of the lease term; (F) each Item of Equipment does not and will not require any improvements, modifications, alterations or additions in order to render it complete for its intended use by Lessee; (G) Lessor will not realize any taxable income as a result of any improvements, modifications, alterations or additions to the Equipment or any Item of Equipment made by anyone other than Lessor; (H) all amounts includable in the gross income of Lessor with respect to each Item of Equipment and all deductions allowable to Lessor with respect to each Item of Equipment will be treated as derived from, or allocable to, sources within the United States; and (I) Lessee will maintain sufficient records to verify such use which records will be furnished to Lessor within 30 days after receipt of a demand therefor.

     (c) TAX INDEMNITY. If for any reason whatsoever, including, without limitation, the falsehood or inaccuracy of any Tax Representation (excluding only a failure of Lessor to claim properly or timely the Recovery Deductions or Interest Deductions for the appropriate year, or the failure of Lessor to have sufficient taxable income to benefit from the Recovery Deductions or Interest Deductions): (A) Lessor shall lose, shall not have or shall lose the right to claim or there shall be disallowed, eliminated, reduced, or recaptured with respect to Lessor, for federal, state or local income tax purposes, all or any portion of the Tax Benefits with respect to an Item of Equipment; or (B) the Lessor's anticipated net after-tax economic and accounting yields and periodic net after-tax cash flows over the term of the applicable Schedule (based upon the same assumptions used by Lessor in originally evaluating the Lease and applicable Schedule at the commencement of the term of the applicable Schedule) (the Lessor's "Anticipated Economics") is adversely affected due to (i) any income or deductions with respect to any Item of Equipment being treated as derived from, or allocable to, sources without the United States, or (ii) enactments of new income tax legislation or amendments and other changes to the Code or any other state or local income tax law, including the promulgation of regulations and judicial or administrative rulings with respect thereto; or (C) the Lessor shall be required to include any amount in its taxable income as a result of any improvements, modifications, alterations or additions to any Item of Equipment made by anyone other than Lessor (an occurrence of an event under (A), (B) and/or
     (C) being referred to individually or collectively as a "Loss"); then, at the option of the Lessor, (x) the rent over the remainder of the term of the applicable Schedule shall, on and after the next succeeding rent payment date, after written notice to Lessee by Lessor that a Loss has occurred, be increased by such amount which, in the sole opinion of Lessor, after deduction of all taxes owed by Lessor to any governmental or taxing authority as a result of such increase in rent, will cause Lessor's actual net after-tax economic and accounting yields and periodic net after-tax cash flows over the term of the applicable Schedule (the Lessor's "Actual Economics") to equal the Lessor's Anticipated Economics that would have been available if such Loss had not occurred, and Lessee shall forthwith pay to Lessor, on demand, an amount which, after deduction of all taxes owed by Lessor to any governmental or taxing authority as a result of the receipt of such amount, shall be equal to the amount of any penalties, interest or additions to tax which may be assessed by any governmental or taxing authority against Lessor attributable to the Loss, or (y) after written notice to Lessee by Lessor that a Loss has occurred, Lessee shall pay to Lessor, upon demand, in a lump sum, an amount which, after deduction of all taxes owed to any governmental or taxing authority by Lessor as a result of the receipt of such lump sum payment, will cause Lessor's Actual Economics to be equal to the Lessor's Anticipated Economics that would have been available if such Loss had not occurred plus an amount which, after deduction of all taxes owed by Lessor to any governmental taxing authority as a result of the receipt of such amount, shall be equal to the amount of any penalties, interest, or additions to tax which may be assessed by any governmental or taxing authority against Lessor attributable to the Loss.

     (d) CALCULATIONS. All calculations of Lessor's Actual Economics with respect to a Loss shall be determined on the basis of the assumption that Lessor will be subject to federal, state and local corporate income tax rates at the maximum statutory rate. Any written notice that any Loss has occurred pursuant to this paragraph 10 shall be accompanied by a written statement from Lessor

                                     Page 2 of 4

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     describing in reasonable detail such Loss and the computations of the amounts payable, either in a lump sum or revised rent payments as set forth above, which computation shall be binding and conclusive upon Lessee, absent manifest error.

     (e) INTEREST. Upon failure to pay any indemnification amount when due, by demand or otherwise, such unpaid obligation shall bear interest at a per annum rate equal to the prime rate of interest as announced, from time to time, by the Bank.

     (f) CONSOLIDATED RETURN. As used in this paragraph 10, the term "Lessor" shall include any successor or assign of Lessor and any member of an affiliated group of which Lessor is, or may become, a member if consolidated, joint or combined returns are filed for such affiliated group for federal, state or local income tax purposes.

     (g) SURVIVAL. The indemnities and assumptions of liabilities and obligations provided for in this paragraph 10 shall continue in full force and effect notwithstanding the expiration or other termination of this Lease.

11.  END OF TERM OPTIONS.
     (a) Provided that no Event of Default will have occurred and is continuing, on the expiration of the base lease term, at its option, Lessee may purchase all of the Lessor's right, title and interest in and to all, but not less than all of the Equipment described in this Schedule. On the last day of the base lease term, the Lessee shall pay to the Lessor an amount equal to the greater of (i) the fair market value of the Equipment determined in accordance with the provisions of paragraph 11(b), or (ii) the percent of the Equipment Cost stated in the Supplement hereto. In order to exercise its option, Lessee shall notify Lessor in writing of its intention to exercise such option at least 180 days prior to the expiration of the base lease term. Lessee will deliver to the Lessor, on or before the expiration of the base lease term, an appraisal of the Equipment as described in subparagraph 11(b), together with the payment of the purchase price in immediately available funds. Thereupon, the Lessor shall convey the Equipment to the Lessee on an as-is, where-is basis without representation or warranty whatsoever, except that the Equipment shall be conveyed free and clear of any liens or encumbrances created due to or through the acts or omissions of the Lessor.

     (b) As used in paragraph 11(a), "fair market value" of the Equipment shall be the value of the Equipment as of the last day of the base term of the Lease, as determined by an independent appraiser Selected by the Lessee and retained at Lessee's expense. The report of the appraiser shall be in writing and delivered to the Lessor on or before the expiration of the base lease term.

     (c) In the event that the Lessee does not purchase the Equipment in accordance with paragraph 11(a) above, then (i) Lessee shall continue to pay rent for the remainder of the base lease term in the amount set forth in the Supplement hereto, and (ii) this Schedule shall automatically be extended for an additional term (the "Renewal Term") as stated in the Supplement hereto, without further action on the part of the Lessor or the Lessee. At the expiration of the Renewal Term and conditioned that no Event of Default shall have occurred and be continuing, the Lessee may either (i) purchase the Equipment at the fair market value as of the last day of the Renewal Term as determined in accordance with paragraph 13 herein, or (ii) return the Equipment to the Lessor in accordance with paragraph 12 herein.

12. RETURN OF EQUIPMENT. Lessee shall give Lessor written notice a minimum of six (6) months prior to the expiration of this Lease of its intent to return the Equipment. Upon the expiration or earlier termination of this Lease, Lessee shall return each Item of Equipment, freight and insurance prepaid, to Lessor (or Lessor's nominee) at a location designated by Lessor. If requested by Lessor, Lessee will provide 180 days free storage at the Equipment's location at the expiration of the term. During the storage period, Lessee shall maintain the Equipment in operating condition for the purpose of on-site inspections by prospective buyers and shall keep the Equipment insured in accordance with paragraph 18 of the Lease. The Equipment and all parts thereto shall be free and clear of all liens (other than Lessor liens), and shall be free of all advertising or insignia and residual materials, cleaned, painted, complete with no missing components or attachments, and fully operational and able to perform its described task effectively, without repair or overhaul, within the original tolerances and specifications set by the manufacturer. Any and all costs of dismantling, packing, and removing of the Equipment shall also be paid by Lessee. If the Equipment is returned in a condition other than that described, Lessor may commission an independent appraiser, licensed professional engineer, or manufacturer technical representative, obtained by Lessor at Lessee's cost and expense, to determine the extent of costs to return the Equipment to the condition required herein. Lessee shall promptly advance payment for all necessary repairs. Lessee's obligations to pay for repairs shall be reduced by any proceeds of insurance which Lessor has received due to the damage to the Equipment. If Lessee fails to provide timely notice of return or fails to return the Equipment at the end of the base lease term or any renewal thereof to the designated location, and does not exercise the renewal or purchase options provided for herein (if

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     any), then this Lease, at Lessor's option, will be deemed extended on a month-to-month basis for a minimum renewal term of three (3) months, with rent due on the first of each month at the rate applicable during the base lease or renewal term just ended.

13. FAIR MARKET VALUE AND ESTIMATED USEFUL LIFE. In all circumstances, except where Lessee has elected to purchase the Equipment pursuant to paragraph 11(a), fair market value, fair market rental value and estimated useful life of the Equipment shall be determined by an appraiser of recognized standing selected by mutual agreement of the Lessor and Lessee. The appraiser shall determine the fair market value of the Equipment on its in place value without reduction or consideration of the cost of dismantling, preparation for shipping or transportation of the Equipment. The appraiser's decision shall be binding on the parties. If the Lessor and Lessee are not able to agree on an appraiser, then each party shall select an appraiser, and the two appraisers shall select a third appraiser. The two appraisals which are closest in dollar amount and/or estimated life, as the case may be, shall be averaged to determine the fair market value or rental or the estimated useful life, as the case may be, which determination shall be binding upon the parties. If Lessee has given Lessor notice of Lessee's intentions to exercise its purchase or renewal option, and the parties have obtained an appraisal of the Equipment as provided for herein, Lessee shall be bound by the appraisal and shall purchase the Equipment, or renew the Lease, as the case may be, at the value determined by the appraisal. If Lessee fails or refuses to cooperate in the appointment of an appraiser, the value determined by the appraiser chosen by the Lessor shall be final and binding. The cost of the appraisal(s) shall be borne by the Lessee.

14. MARKING OF EQUIPMENT. At Lessor's request, Lessee shall mark the Equipment in a distinct and conspicuous manner with the name of the Lessor followed by the words "Owner and Lessor" or other appropriate words designated by Lessor. Lessee shall not alter, deface or remove any of Lessor's ownership identification plates or markings on the Equipment and, upon Lessor's request, Lessee shall affix or re-affix such identification.

15. INSURANCE. In addition to the requirements contained in paragraph 18 of the Lease, the following insurance requirements shall apply:
     LIABILITY COVERAGE:
          (a) General liability including/comprehensive form: premises/operations; products/completed operations; contractual liability; independent contractors; broad form property damage; personal injury; and collapse hazard.
          (b) Bodily injury and Property Damage Combined Single Limit Per
          Occurrence: $1,000,000.00.
          (c) Fire-legal liability-custody, care or control, each occurrence:
          $100,000.00.
     PROPERTY COVERAGE:
          (a) All risk of physical loss; Equipment must be insured for at least the total original cost.

16. COVENANTS. By executing and delivering to Lessor, the Lease Acceptance Certificate, Lessee warrants, covenants and agrees that (a) Lessee has received all of the Equipment described in this Schedule at the location described in paragraph 4 hereof; (b) Lessee has duly inspected and accepts such Equipment without reservation; (c) Lessee is unconditionally bound to pay to Lessor the total rent and other payments due under the Lease, whether or not the Equipment described herein may now or hereafter become unsatisfactory in any respect; and (d) notwithstanding anything contained herein, Lessor and Lessee shall continue to have all rights which either of them might otherwise have with respect to the Equipment described herein against any manufacturer or seller of the Equipment or any part thereof.

17. ADDITIONAL PROVISIONS. (a) This Supplement is incorporated herein by reference; (b) Lessee grants Lessor the right to insert the Equipment description and payment dates, amounts, and terms in the Supplement at the time of commencement of the basic lease term.

WITNESS the due execution hereof with the intent to be legally bound this 22nd day of December, 1997.

LESSOR:  PNC LEASING CORP          LESSEE:  WHITEFORD FOODS VENTURE, L.P.
                                   BY: G/W FOODS, INC., IT'S GENERAL PARTNER

By:                                By: /s/ Albert D. Greenaway
     ----------------------------      ------------------------------
Title:                             Title:  President
      ---------------------------         ---------------------------

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PNC LEASING CORP                                                         PNCBANK

ASSIGNMENT OF EQUIPMENT PURCHASE AGREEMENTS

THIS Assignment of Equipment Purchase Agreements (hereinafter called "Assignment") is made this 22nd day of December, 1997 by and between Whiteford Foods Venture, L.P. ("Assignor"), and PNC Leasing Corp., a wholly owned subsidiary of PNC Bank, National Association ("Assignee").

                                     WITNESSETH:

WHEREAS, Assignor has entered into certain Equipment Purchase Agreements ("Purchase Agreements") with the suppliers or manufacturers ("Vendors") of certain equipment, pursuant to which the Vendors agreed to sell to Assignor the equipment described in the Purchase Agreements ("Equipment") upon the terms and conditions set forth in the Purchase Agreements;

WHEREAS, Assignor and Assignee have agreed that Assignee will purchase the Equipment directly from the Vendors and will thereupon lease the same to Assignor pursuant to a certain Master Lease Agreement ("Lease") entered into between Assignor and Assignee dated October 11, 1996; and

WHEREAS, in order for Assignee to purchase the Equipment from the Vendors, it will be necessary for Assignor to assign its right, title and interest in and to the Purchase Agreement to Assignee.

NOW, THEREFORE, in consideration of the foregoing, in consideration of the promises and mutual covenants and agreements hereinafter set forth, and with the intent to be legally bound hereby, Assignor and Assignee do hereby mutually covenant and agree as follows:

1. Assignor hereby sells, assigns, transfers, and sets over unto Assignee all of Assignor's right, title and interest under, in, to and in respect to the Purchase Agreements, including (without limitation) the right (i) to accept and (ii) to take title to the Equipment and be named as "buyer" in any documents of title, bills of sale, invoices, or similar documents to be delivered by Vendors in respect of the Equipment under the respective Purchase Agreements.

2. In the event that any of the Vendors hereafter require the making of any down payments, progress payments or other advances, same shall be made by Assignor, unless it is otherwise agreed to in writing by Assignee and Assignor. Any such payments and/or advances shall be reimbursed to Assignor when and if Assignee is required to make payment of the Purchase Price therefore pursuant to the Lease including all schedules and attachments thereto.

3. Assignee hereby accepts this Assignment of Assignor's right, title and interest in and to the Purchase Agreements, and by this acceptance, agrees to (a) purchase the Equipment directly from the Vendors and (b) pay the balance of all payments due Vendors, at the time Assignee is required to make payment of the Purchase Price to Vendors, pursuant to the Purchase Agreements, provided, that there has been satisfactory compliance with the terms and conditions contained in the Lease relating to the purchase by Assignee of the Equipment; and provided further, that the Lease is in full force and effect and no default hereunder has occurred.

4. Notwithstanding the foregoing Assignment, Assignee hereby designates Assignor to perform all obligations and duties of Assignee under the Purchase Agreement except (i) the purchase of the Equipment and (ii) the payment of monies due the Vendors under the Purchase Agreements as of the time of the completion of delivery and acceptance of the Equipment; provided, however, the Assignor may not enter into any field orders, change orders, or other amendments, modifications or supplements to any Purchase Agreement without the written consent or countersignature of the Assignee, noted thereon if such field orders, amendments or modifications would
     (i) change the number of items of Equipment which the Assignee is obligated to purchase under any Purchase Agreement; (ii) increase the aggregate purchase price of the Equipment to an amount in excess of $259,998.66;
     (iii) postpone beyond ___________ the time for delivery of the Equipment and successful completion of the initial tests prior to acceptance of the Equipment pursuant to the Purchase Agreements; (iv) change or modify in any material way the performance standards or other requirements for the Equipment referred to in any Purchase Agreement or related documents; or
     (v) result in any recision, cancellation or termination of any Purchase Agreement. Assignor agrees to such designation and agrees to perform such obligations. The obligations of Assignor assumed hereby shall continue until termination of the Lease or until Assignee declares a default thereunder.

5. It is expressly agreed that, anything herein contained to the contrary notwithstanding (a) the Assignor shall at all times remain liable to the Vendors under the Purchase Agreements to perform all of the duties and obligations of Buyer thereunder to the same extent as if this Assignment had not been executed; (b) the exercise by the Assignee of any rights assigned hereunder shall not release the Assignor from any of its duties or obligations to any Vendor under any Purchase Agreement except to the extent that such exercise by the Assignee shall constitute performance of such duties and obligations, and (c) Assignee shall have no obligation or liability under any Purchase Agreement by reason of or arising out of this Agreement or be obligated to perform any obligation or duty of Assignor under the Purchase Agreements or to make any payments (other than the obligation of Assignee to pay the purchase price for the Equipment) or to make any inquiry as to the sufficiency of any payment received by any Vendor or to present or file any claim or to take any other action to collect or enforce any claims for any payment assigned hereunder.

                                     Page 1 of 2

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6.   In the event that Assignor notifies Assignee that Assignor has determined not to lease any of said Equipment from Assignee (whether because of breach of contract on the part of the Vendor or otherwise). Assignee hereby automatically reassigns to Assignor, without recourse and without representation or warrant of any kind whatsoever, the appropriate contract rights and Purchase Agreements and releases Assignee's interests therein. Assignee shall thereupon have no further obligations, responsibilities or liabilities in connection with said contract rights, Purchase Agreements and/or Equipment and Assignor hereby agrees to indemnify Assignee and hold Assignee harmless from and against any and all claims, demands, actions or proceedings arising out of or in any way relating to said contract rights, Purchase Agreements and/or the Equipment by whomsoever asserted, and any and all losses, damage, obligations, liabilities, costs or expenses (including attorneys' fees) suffered, paid or incurred by Assignee in connection therewith.

7. Assignor does hereby constitute, effective as of the time Assignee has declared the Lease to be in default, the Assignee, its successors and assigns, the Assignor's true and lawful attorney, irrevocably, with full power in the name of the Assignor or otherwise, to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for money due and to become due under, or arise out of, any Purchase Agreement, to endorse any checks or other instruments or orders in connection therewith, or to file any claim or to take any action or institute any proceedings which the Assignee may deem to be reasonably necessary or advisable.

8. Assignor does hereby represent and warrant that the Purchase Agreements are, or will be, in full force and effect and enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights, and the Assignor is not, or will not be, in default thereunder. Assignor does hereby further represent and warrant that the Assignor has not assigned or pledged any interest in any Purchase Agreement to any entities or individuals other than the Assignee, and hereby covenants that it will not assign or pledge, so long as this Agreement shall remain in effect, the whole or any part of the rights hereby assigned to any entity or individual other than the Assignee.

9. Assignor agrees that at any time and from time to time, upon written request of the Assignee, Assignor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Assignee may reasonably request in order that Assignee obtain the full benefits of this Agreement.

10. All notices, requests, demands or other communications to or upon the Assignee and Assignor shall be deemed to have been given or made when deposited in the mails, postage for certified airmail prepaid or in the case of telegraphic notice, when delivered to the telegraph company, addressed to respective addresses contained in the Lease.

11. Neither this Assignment nor any provision hereby may be changed, waived, discharged or terminated orally, but only by an instrument in writing by the party against whom enforcement of the change, waiver discharge or termination is sought.

12. This Assignment shall be binding upon the Assignor and its successors and assigns and shall be binding upon and inure to the benefit of the Assignee and its successors and assigns.

13. This Assignment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed with the intent to be legally bound.

ASSIGNEE: PNC LEASING CORP       ASSIGNOR: WHITEFORD FOODS VENTURE, L.P.
                                 By:  G/W FOODS, INC., IT'S GENERAL PARTNER
By:                              By:  /s/ Albert D. Greenaway
---------------------------           --------------------------------
Title:                           Title: President
      ---------------------             ------------------------------

                                     Page 2 of 2

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PNC LEASING CORP                                                         PNCBANK

LESSEE ACCEPTANCE CERTIFICATE

LESSEE: WHITEFORD FOODS VENTURE, L.P.           SUPPLIER: VARIOUS-REFER TO
        770 NORTH CENTER                                  SUPPLEMENT TO SCHEDULE
        VERSAILLES, OH 45380                              OF LEASED EQUIPMENT

1. LESSEE ACCEPTANCE CERTIFICATE. This Lessee Acceptance Certificate ("Acceptance") is hereby made a part of that certain Master Lease Agreement dated October 11, 1996, and that certain Schedule of Leased Equipment dated December 22, 1997, both between Lessor and the undersigned Lessee. All terms and conditions of said Lease and Schedule are incorporated herein by reference.

2. ACCEPTANCE DATE. Lessee hereby agrees that if the base term of the Lease has not commenced by the Lessee on or before ____________, 199__ for any reason whatsoever, then upon written demand by the Lessor, the Lessee will immediately reimburse Lessor for the total amount set forth in this Acceptance Certificate ("Cost"), plus interest thereon at PNC Bank, National Association's Prime Rate, in effect as of the date of funding, plus two percent (2%) per annum, for the period from the date of funding by Lessor of said Cost to the payment date to Lessor of said Cost.

3. EQUIPMENT. The Equipment subject to the Lease is described below and includes all cash and non-cash proceeds and products (including without limitation insurance proceeds) of the foregoing, and all additions and accessions thereto, substitutions therefor and replacements thereto:

--------|----------------------------------------------------------|------------
QUANTITY|                       DESCRIPTION                        | COST
--------|----------------------------------------------------------|------------
        | Refer to invoices attached hereto and made a part hereof.| $259,998.66
--------|----------------------------------------------------------|------------

     The Total Equipment Cost including taxes levied at the time of sale, if any, is: $259,998.66

4. EQUIPMENT LOCATION. The Equipment shall be located at the following address and shall not be removed without Lessor's prior written consent, which consent shall not be unreasonably withheld.

     770 North Center Street      Versailles     Darke      OH      45380
--------------------------------------------------------------------------------
              Street                  City       County    State   Zip Code

--------------------------------------------------------------------------------

PNC LEASING CORP                                        Date:  December 22, 1997
Pittsburgh, PA


Gentlemen:

     All of the Equipment listed above was received by us and is in good order and condition, installed to our satisfaction and acceptable to us.
     We approve the payment of the invoice(s) covering the Equipment for the amount(s) shown thereon.
     Lessee represents and warrants (a) that the representations and warranties as set forth in paragraph 25 of the Lease are true and correct as of the date hereof; (b) that Lessee has satisfied or complied with all requirements set forth in the Lease to be satisfied or complied with on or prior to the date hereof; and (c) that no Event of Default under the Lease has occurred and is continuing on the date hereof.
     Date Equipment was first placed in service:____________________

          LESSEE:   WHITEFORD FOODS VENTURE, L.P.
                    BY:  G/W FOODS, INC., IT'S GENERAL PARTNER

          By:       /s/ Albert D. Greenaway
                    ---------------------------------------
          Title:    President
                    ---------------------------------------

PNC LEASING CORP                                                         PNCBANK

                                     BILL OF SALE

     KNOW ALL MEN BY THESE PRESENTS THAT Whiteford Foods Venture, L.P., (hereinafter referred to as "Seller"), with its principal place of business at 770 North Center Street, Versailles, Ohio 45380 for and in consideration of the sum of Two hundred and fifty nine thousand nine hundred and ninety eight Dollars and 66/100 ($259,998.66) paid to it by PNC Leasing Corp. (hereinafter referred to as "Purchaser") with an address at Pittsburgh, Pennsylvania 15265, has granted, bargained, sold, conveyed, transferred, assigned and delivered, and by these presents does grant, bargain, sell, convey, transfer, assign and deliver unto Purchaser, its successors and assigns, all of its right, title and interest in certain equipment (herein called "the Equipment"), which is described on Exhibit A attached hereto and made apart hereof.

     TO HAVE AND TO HOLD all singular the Equipment by these presents bargained, sold and confirmed unto the Purchaser, its successors and assigns, forever.

     AND, Seller, for itself, its successors and assigns, does hereby covenant with Purchaser that at the time of this sale, Seller had legal title to the Equipment, and at the time of delivery of the Equipment to the Purchaser, the Seller's title to the Equipment was free and clear of all liens, claims and encumbrances of any nature whatsoever.

     IN WITNESS WHEREOF, Seller has caused this instrument to be executed in its name by an authorized officer as of this 22nd day of December, 1997.


ATTEST:                   SELLER:      WHITEFORD FOODS VENTURE, L.P.
                                       By: G/W FOODS, INC., IT'S GENERAL PARTNER

                          By:     /s/ Albert D. Greenaway
-----------------------           ----------------------------
                          Title:  President
                                  ----------------------------

PNC LEASING CORP                                                         PNCBANK

SUPPLEMENT TO SCHEDULE OF LEASED EQUIPMENT NO. 00931-002, DATED DECEMBER 22,
1997
(First Amendment Tax Lease)

1. SUPPLEMENT: This Supplement is attached to and made and part of that certain Schedule of Leased Equipment as described above between PNC LEASING CORP as Lessor and WHITEFORD FOODS VENTURE, L.P. as Lessee, which Schedule is incorporated in and made a part of the Master Lease Agreement between the Lessor and Lessee, which is herein referred to as the "Lease."

2.   EQUIPMENT DESCRIPTION:

--------|----------------------------------------------------------|------------
QUANTITY|                  EQUIPMENT DESCRIPTION                   | COST
--------|----------------------------------------------------------|------------
        | Refer to invoices attached hereto and made a part hereof.| $259,998.66
--------|----------------------------------------------------------|------------

3.   EQUIPMENT LOCATION:  770 North Center Street  Versailles Darke  OH    45380
                          ------------------------------------------------------
                          Street                   City   County State Zip Code

4. BASE LEASE TERM: The base term of the Lease as to the Equipment described in this Supplement is sixty (60) months, commencing on ____________, and terminating on _________________, unless sooner terminated under the terms of the Lease.

5. RENT: Total rent of $________, plus applicable taxes, if any, is due and payable as follows:

-----------------|---------------|----------|----------|---------|--------------
NUMBER AND TYPE  | DATE PAYMENTS | AMOUNT OF|  TAX ON  |  TOTAL  | DATE PAYMENTS
  OF PAYMENTS    |    COMMENCE   |  PAYMENT |  PAYMENT | PAYMENT |   TERMINATE
---------------------------------|----------|----------|---------|--------------
Sixty (60)       |               |          |          |         |
Monthly          |               |          |          |         |
Payments         |               |          |          |         |
--------------------------------------------------------------------------------

6. PURCHASE OPTION: In accordance with subparagraph 11(a) of the Schedule, Lessee may purchase all, but not less than all, of the Equipment described herein, by paying to Lessor on the last day of the base term of the Lease, an amount equal to the greater of (i) the fair market value of the Equipment determined as provided in subparagraph 11(b) of the Schedule, or
     (ii) twenty percent (20%) of the Equipment cost.

7. RENEWAL TERM: In accordance with subparagraph 11(c) of the Schedule, Lessee may extend the Lease for a Renewal Term of twelve (12) months with a monthly rent equal to __________ percent of the Equipment cost, plus applicable taxes, with the first such rent being due and payable by Lessee on_________________________.


WITNESS the due execution hereof with the intent to be legally bound this 22nd day of December, 1997.

PNC LEASING CORP, LESSOR             WHITEFORD FOODS VENTURE, L.P., LESSEE
                                     By: G/W FOODS, INC., IT'S GENERAL PARTNER
By:                                  By:    /s/ Albert D. Greenaway
       ---------------------------          --------------------------------
Title:                               Title: President
       ---------------------------          --------------------------------